                                                                    EXHIBIT 3.1

                            ARTICLES OF AMENDMENT
                                     OF
                     RESTATED ARTICLES OF INCORPORATION
                                     OF
                         GREEN TREE ACCEPTANCE, INC.


1.   The name of the corporation is Green Tree Acceptance, Inc. (the "Company").

2. The document entitled Restated Articles of Incorporation of Green Tree Financial Corporation attached hereto as Exhibit A, contains the entire text of the amended Restated Articles of Incorporation of the Company.

3. The attached Restated Articles of Incorporation were duly adopted by the shareholders of the Company at the 1992 Annual Meeting of Shareholders held May 27, 1992.

4. The attached Restated Articles of Incorporation amend and restate the Articles of Incorporation of the Company in their entirety, and the Restated Articles of Incorporation attached hereto as Exhibit A supersede the previous Articles of Incorporation and all amendments to and restatements of such Articles.

5. The attached Restated Articles of Incorporation amend the Articles of Incorporation of the Company to change the name of the Company from Green Tree Acceptance, Inc. to Green Tree Financial Corporation.

6. The attached Restated Articles of Incorporation of the Company have been adopted pursuant to Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned, as Secretary of Green Tree Acceptance, Inc., being duly authorized on behalf of the Company, has executed this document this 27th day of May, 1992.




                                         /s/ Richard G. Evans
                                         -------------------------------
                                         RICHARD G. EVANS
                                         Secretary

     (Seal)

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        GREEN TREE FINANCIAL CORPORATION


                                ARTICLE 1.  NAME
                                ----------  ----

       The name of the Corporation is "Green Tree Financial Corporation."

                         ARTICLE 2.  REGISTERED OFFICE
                         ----------  -----------------

       The address of the registered office of the Corporation in Minnesota is 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

                         ARTICLE 3.  AUTHORIZED SHARES
                         ----------  -----------------

       The aggregate number of shares which this Corporation shall have authority to issue is 165,000,000 shares, divided into 150,000,000 common shares with a par value of $0.01 per share, which shall be known as "Common Stock" and 15,000,000 preferred shares with a par value of $0.01 per share, which shall be known as "Preferred Stock".

       A. Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefore, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote. The Common Stock shall have no special powers, preferences, or rights, or qualifications, limitations, or restrictions thereof.

       B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for series of the Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences, and relative participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

       1. The designation and name of such series and the number of shares that shall constitute such series;

       2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

       3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

       4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

       5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefore are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

       6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of affairs of the Corporation on shares of any other series or on the Common Stock;

       7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

       8. The extent of the voting powers, if any, of the shares of such series;

       9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

       10. Any other preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, of the shares of such series.

       The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

       All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

       Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

                      ARTICLE 4.  NO CUMULATIVE VOTING
                      ----------  --------------------

       There shall be no cumulative voting by the shareholders of the Corporation.

                      ARTICLE 5.  NO PREEMPTIVE RIGHTS
                      ----------  --------------------

       The shareholders of the Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the Corporation.

                   ARTICLE 6.  WRITTEN ACTION BY DIRECTORS
                   ----------  ---------------------------

       Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by the number of Directors that would be required to take the same action at a meeting of the Board at which all Directors were present.

                 ARTICLE 7.  SHAREHOLDER VOTING REQUIREMENTS
                 ----------  -------------------------------

       Except as provided elsewhere in these Restated Articles of Incorporation, any agreement for consolidation or merger with one or more foreign or domestic corporations, amendment of these Restated Articles of Incorporation or dissolution of this Corporation may be authorized by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote.

                  ARTICLE 8.  CERTAIN BUSINESS COMBINATIONS
                  ----------  -----------------------------

       A. In addition to any affirmative vote required by law or these Restated Articles of Incorporation, and except as otherwise expressly provided in paragraph B of this Article 8,

       1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Shareholder, or

       2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition (in one transaction or a series of transactions), other than in the ordinary course of business, to or with (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition would be, an Affiliate or Associate of an Interested Shareholder, directly or indirectly, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, or

       3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of an Interested Shareholder) of the Corporation or any Subsidiary, or both, to (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Shareholder, or

       4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, or

       5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such reclassification, recapitalization, merger, or consolidation, or other transaction would be, an Affiliate or Associate of an Interested Shareholder,

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Restated Articles of Incorporation, in any agreement with any national securities exchange, or otherwise.

       B. The provisions of paragraph (A) of this Article 8 shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Restated Articles of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

       1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock and the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Shareholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined), or (iii) in the transaction in which it became an Interested Shareholder, whichever is highest; or

             (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

       2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Shareholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date, or (iii) in the transaction in which it became an Interested Shareholder, whichever is highest; or

             (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

             (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

       3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Shareholder and, if an Interested Shareholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determined in accordance with subparagraphs 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares, or similar event;

       4. After an Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

             (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

             (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

             (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder;

       5. After an Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

       6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the shareholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonable requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

       C.  For the purposes of this Article 8:

       1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of paragraph (A) of this
   Article 8.

       2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

       3. "Person" shall mean any individual, firm, trust, partnership, association, corporation, or other entity.

       4. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

             (a) is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

             (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

             (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested

       Shareholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of Public Transactions.

       For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

       5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange or in the over-the-counter market if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

       6.  A person shall be a "beneficial owner" of any Voting Stock:

             (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

             (b) which such person or any of its Affiliates or Associates has
       (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

             (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

       7. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

       8. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Shareholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

       9. "Continuing Director" shall mean (A) any member of the Board of Directors of the Corporation who (1) is not an Affiliate or Associate of, and not a nominee of, an Interested Shareholder, and (2) was a member of the board prior to the time that any Interested Shareholder became an Interested Shareholder, and (B) any successor of any such member who is not an Affiliate or an Associate of, and not a nominee of, such Interested Shareholder and is recommended to succeed any such member by a majority of all such members then on the Board of Directors.

       10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

       11. "Determination Date" shall mean the date on which an Interested Shareholder became an Interested Shareholder.

       12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

       13. "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

       D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination constitute a Substantial Part of the assets of the Corporation or the Subsidiary, or both, (5) whether the requirements of paragraph (B) of this Article 8 have been met, and (6) such other matters with respect to which a determination is required under this Article 8. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article 8.

       E. Nothing contained in this Article 8 shall be construed to relieve an Interested Shareholder from any fiduciary obligation imposed by law.

       F. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 8.


              ARTICLE 9.  PURCHASES OF STOCK OF THE CORPORATION
              ----------  -------------------------------------

       A. Except as otherwise expressly provided in this Article 9, the Corporation may not purchase any shares of Common Stock at a per-share price in excess of the Fair Market Price (as hereinafter defined) as of the time of such purchase from a person known by the Corporation to be a Substantial Shareholder (as hereinafter defined), unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds of the shares of Common Stock voted thereon held by Disinterested Shareholders (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in these Restated Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

       B. The provisions of this Article 9 shall not apply to (1) any purchase pursuant to an offer to purchase which is made on the same terms and conditions to the holders of all of the outstanding shares of Common Stock, (2) any open market purchase that constitutes a Public Transaction (as hereinafter defined), or (3) any purchases pursuant to the Agreement dated May 16, 1985 between the Corporation, Midwest Federal Savings and Loan Association of Minneapolis and GT Holdings, Inc.

       C.  For the purposes of this Article 9:

       1. The terms "Person", "Public Transaction", "beneficial owner", "Affiliate", and "Associate" shall have the meanings given to them in Article 8 of these Restated Articles of Incorporation.

       2. "Substantial Shareholder" shall mean any person (other than any employee benefit plan or trust of the Corporation or any similar entity) who or which is the beneficial owner of shares of Common Stock constituting more than 10% of the combined voting power of the then outstanding Common Stock, and who or which acquired beneficial ownership of any such shares within the two-year period immediately prior to the date on which the Corporation purchases any such shares.

   For the purposes of determining whether a person is a Substantial Shareholder, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 5 below but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

       3. "Disinterested Shareholders" shall mean those holders of Common Stock who are not Substantial Shareholders.

       4. "Fair Market Price" shall mean the highest closing sale price on the Composite Tape for New York Stock Exchange-Listed Stocks during the 30-day period immediately preceding the date in question of a share of Common Stock or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith.

       5.  A person shall be a "beneficial owner" of any Voting Stock:

             (a) which such person or any of its Affiliates of Associates beneficially owns, directly or indirectly; or

             (b) which such person or any of its Affiliates of Associates has
       (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

             (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

       D. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 9, including without limitation (1) whether a person is a Substantial Shareholder, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a price is in excess of the Fair Market Price, (5) whether a purchase constitutes a Public Transaction and (6) such other matters with respect to which a determination is required under this Article 9. The good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all purposes of this Article 9.

       E. Nothing contained in this Article 9 shall be construed to relieve a Substantial Shareholder from any fiduciary obligation imposed by law.

       F. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting powers of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with, or repeal this Article 9.

                             ARTICLE 10.  BYLAWS
                             -----------  ------

       The Board of Directors shall have the power, to the extent permitted by law, to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the shareholders to adopt, amend, or repeal such bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board may be adopted, amended or repealed only by (i) the Board of Directors, to the extent permitted by law, or (ii) the affirmative vote of the holders of 80% of the combined voting power of the then outstanding voting stock of this Corporation, voting as a single class, or such lesser percentage of the outstanding voting stock as may from time to time be provided in such Bylaws.

       Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 10.


               ARTICLE 11.  LIMITATION OF DIRECTORS' LIABILITY
               -----------  ----------------------------------

       A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the Director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 11 became effective.

       Any repeal or modification of the foregoing provisions of this Article 11 by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.


                                    * * * *

       The resolution adopted by the Board of Directors on October 9, 1985 establishing the Series A Junior Participating Preferred Stock, in connection with the Company's Shareholder Right Plan, also continue in effect as part of the Restated Articles.

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                          GREEN TREE ACCEPTANCE, INC.

          Pursuant to Section 302A.401 of the Business Corporation Act
                           of the State of Minnesota



           We, Lawrence M. Coss, President and Chief Executive Officer, and Alan J. Roers, Secretary, of Green Tree Acceptance, Inc., a corporation organized and existing under the Business Corporation Act of the State of Minnesota, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the said Corporation, the said Board of Directors on October 9, 1985 adopted the following resolution creating a series of Five Hundred Thousand (500,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1.  Designation and Amount.  The shares of such
                      ----------------------
series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") having a par value of $.01 per share, and the number of shares constituting such series shall be 500,000.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, subject to appropriate adjustments for share splits, share dividends, share combinations or other recapitalizations as to the Series A Preferred Stock. ln the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding , immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of share Series A Preferred
                      -------------
Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C) In the event that any four quarterly cumulative dividends, whether consecutive or not, upon the Series A Preferred Stock shall be in arrears, the holders of preferred stock of the Corporation of all series (including the Series A Preferred Stock), other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of shareholders called for the election of directors, to elect one-third of the members of the Board of Directors out of the number fixed by the by-laws, and the holders of each preferred stock shall continue to have such right until all unpaid dividends upon the Series A Preferred Stock shall have been paid in full. In the event that any eight quarterly cumulative dividends, whether consecutive or not, upon the Series A Preferred Stock shall be in arrears, the holders of preferred stock of all series (including the Series A Preferred Stock), other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of shareholders called for the election of directors, to elect a majority of the member of the Board of Directors out of the number fixed by the by-laws, and the holders of such preferred stock shall continue to have such right until all unpaid dividends upon the Series A Preferred Stock shall have been paid in full.

          (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series of classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Liquidation, Dissolution or Winding Up.
                      --------------------------------------
Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, subject to appropriate adjustments for share splits, share dividends, share combinations or other recapitalizations as to the Series A Preferred Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock any all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 6.  Consolidation, Merger, etc. In case the Corporation shall
                      --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  No Redemption.  The shares of Series Preferred Stock
                      -------------
shall not be redeemable.

          Section 8.  Ranking. The Series A Preferred Stock shall rank junior
                      -------
to all other series of the Corporation's preferred stock outstanding as of October 21, 1985, as to the payment of dividends and the distribution of assets.

          Section 9.  Amendment. The Restated Articles of Incorporation of the
                      ---------
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 17th day of October, 1985.


                                      /s/ Lawrence M. Coss
                                     -----------------------------------------
                                     President and Chief Executive Officer

(Corporate Seal)

                                      /s/ Alan J. Roers
                                     -----------------------------------------
                                     Secretary



          The foregoing instrument was acknowledged before me this 17th day of October, 1985 by Lawrence M. Coss, President and Chief Executive Officer, and Alan J. Roers, Secretary, of Green Tree Acceptance, Inc., a Minnesota corporation, on behalf of said corporation.


                                      /s/ Richard G. Evans
                                     -----------------------------------------
                                     Notary Public
(Notarial Seal)
Richard G. Evans
Notary Public-Minnesota
Hennepin County
My commission expires:  September